As filed with the Securities and Exchange Commission on July 23, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0442860
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1800 Green Hills Road, Scotts Valley, California 95066

(Address of principal executive offices) (Zip Code)

RAINMAKER SYSTEMS, INC.

2003 STOCK INCENTIVE PLAN

1999 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plans)

Michael Silton

Chairman of the Board, President and Chief Executive Officer

RAINMAKER SYSTEMS, INC.

1800 Green Hills Road, Scotts Valley, California 95066

(Name and address of agent for service)

(831) 430-3800

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Rainmaker Systems, Inc. 2003 Stock Incentive Plan Common Stock, $0.001 par value	7,173,524 shares		$0.74	$5,308,407.76	$429.45

Rainmaker Systems, Inc. 1999 Employee Stock Purchase Plan Common Stock, $0.001 par value	388,315 shares	(3)	$0.74	$287,353.10	$23.25

Aggregate Total Shares:	7,561,839 shares			Aggregate Total Fee:	$452.70

(1)	This Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the Registrant’s 2003 Stock Incentive Plan and 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the “1933 Act”), on the basis of the average of the high and low selling prices per share of Registrant’s Common Stock on July 21, 2003 as reported by the Nasdaq SmallCap Market.
(3)	Represents additional shares issuable under the Registrant’s 1999 Employee Stock Purchase Plan by reason of the automatic share increase provision of such plan.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

Rainmaker Systems, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Commission on March 28, 2003;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003, filed with the Commission on May 15, 2003;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 28, 2003, April 24, 2003 and July 14, 2003; and

(d)	The Registrant’s Registration Statement No. 000-28009 on Form 8-A12G filed with the Commission on November 9, 1999, in which are described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, the Registrant can indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933 (the “Securities Act”). The Registrant’s certificate of incorporation further provides that the Registrant is authorized to indemnify its directors and officers to the fullest extent permitted by law through the bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. The bylaws provide that Registrant will indemnify its directors and officers to the fullest extent permitted by law and require Registrant to advance litigation expenses upon receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. Registrant’s bylaws further provide that rights conferred under such bylaws do not exclude any other right such persons may have or acquire under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Registrant also has directors’ and officers’ liability insurance. In addition, Registrant is entering into agreements to indemnify its directors and certain officers, in addition to the indemnification provided for in the certificate of incorporation and bylaws. These agreements, among other things, indemnify the directors and certain officers for certain expenses (including attorney fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of Registrant, on account of services by that person as a director or officer of Registrant or of any subsidiary of Registrant, or as a director or officer of any other company or enterprise that the person provides services to at Registrant’s request.

Registrant’s certificate of incorporation provides that, pursuant to Delaware Law, the directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to Registrant or its stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit Number	Exhibit

4	Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 000-28009 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

5	Opinion and Consent of Morgan, Lewis & Bockius LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1	Rainmaker Systems, Inc. 2003 Stock Incentive Plan.

99.2	Rainmaker Systems, Inc. 1999 Employee Stock Purchase Plan.*

*99.2 is incorporated by reference to Exhibit 99.4 of Registrant’s Registration Statement No. 333-91095 on Form S-8 filed with the Commission on November 17, 1999.

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”), (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2003 Stock Incentive Plan and 1999 Employee Stock Purchase Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scotts Valley, State of California, on this 23rd day of July 2003.

RAINMAKER SYSTEMS, INC.

By:	/s/ MICHAEL SILTON
Michael Silton Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Rainmaker Systems, Inc., a Delaware corporation, do hereby constitute and appoint Michael Silton his lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL SILTON Michael Silton	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 23, 2003

/s/ MARTIN HERNANDEZ Martin Hernandez	Chief Operating Officer, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	July 23, 2003

Signature	Title	Date

/s/ ROBERT LEFF Robert Leff	Director	July 23, 2003

/s/ ALOK MOHAN Alok Mohan	Director	July 23, 2003

/s/ JAMES RICHARDSON James Richardson	Director	July 23, 2003

/s/ PHILLIP CLOUGH Phillip Clough	Director	July 23, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit

4	Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s Registration Statement No. 000-28009 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.

5	Opinion and Consent of Morgan, Lewis & Bockius LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-4 of this Registration Statement.

99.1	Rainmaker Systems, Inc. 2003 Stock Incentive Plan.

99.2	Rainmaker Systems, Inc. 1999 Employee Stock Purchase Plan.*

*99.2 is incorporated by reference to Exhibit 99.4 of Registrant’s Registration Statement No. 333-91095 on Form S-8 filed with the Commission on November 17, 1999.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

EXHIBITS

TO

FORM S-8

UNDER

SECURITIES ACT OF 1933

RAINMAKER SYSTEMS, INC.